Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED _______, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT, BY CALLING (800) 549-6864 (TOLL-FREE) OR (212) 269-5550 (BROKER-DEALERS AND NOMINEES) OR BY EMAIL AT CTSO@DFKING.COM.

CYTOSORBENTS CORPORATION

UNITS SUBSCRIBED FOR UPON
EXERCISE OF SUBSCRIPTION RIGHTS AND

SHARES OF COMMON STOCK SUBSCRIBED FOR UPON

EXERCISE OF RIGHT WARRANTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of non-transferable subscription right warrants (the “Subscription Rights”) to purchase units (a “Unit”) of securities of CytoSorbents Corporation, a Delaware corporation (the “Company”). Each Unit consists of one share of common stock, one Series A Right Warrant to purchase one share of common stock (“Series A Right Warrants”), one Series B Right Warrant to purchase one share of common stock (“Series B Right Warrant” and, collectively, with the Series A Right Warrants, the “Right Warrants”) at a subscription price equal to $____ (the “Unit Subscription Price”), as described in the Company’s prospectus dated __________, 2024 (the “Prospectus”), hereby certifies to the Company and Equiniti Trust Company, LLC, as Subscription Agent for the rights offering, that:

(1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights for the number of Units specified below pursuant to the basic right (as described in the Prospectus), and on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the oversubscription privilege (as described in the Prospectus), listing separately below a number of Units corresponding to such beneficial owners’ exercised basic right and a number of Units corresponding to such beneficial owners’ exercised oversubscription privilege (without identifying any such beneficial owner);

(2) to the extent any beneficial owner has exercised their oversubscription privilege, each such beneficial owner’s basic right has been exercised in full; and

(3) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the Right Warrants for the number of common stock specified below pursuant to the Right Warrants (as described in the Prospectus).

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION PRIVILEGE

NUMBER OF SERIES A RIGHT WARRANTS EXERCISED	NUMBER OF SERIES B RIGHT WARRANTS EXERCISED

Name of Bank, Broker, Trustee, Depository or Other Nominee:

By: ________________________

Name:______________________

Title: ______________________

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By: ________________________

Name:______________________

Title: ______________________

DTC Subscription Confirmation Number(s)

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